Exhibit 16(17)(v)
THE COVENTRY GROUP
SPECIAL MEETING OF SHAREHOLDERS
MARCH 26, 2007
PROXY SOLICITED BY THE BOARD OF TRUSTEES
The undersigned, revoking all previous proxies, if any, with respect to the Shares (defined below), hereby appoints Timothy Bresnahan and Jennifer Millenbaugh proxies, each with full power of substitution, to vote at the Special Meeting of Shareholders (the “Special Meeting”) of The Coventry Group (the “Trust”) with respect to the Diversified Equity Fund, a series of the Trust, to be held at 3435 Stelzer Road, Columbus, OH 43219 on March 26, 2007 at 9:30 a.m. Eastern Time, and any adjournments or postponements thereof, all shares of beneficial interest (“Shares”) on the proposal set forth on the reverse regarding: (i) the Agreement and Plan of Reorganization (the “Reorganization Agreement”) between the Diversified Equity Fund and the Income Equity Fund, also a series of the Trust, and (ii) any other matters properly brought before the Special Meeting.
This proxy is solicited on behalf of the Trust’s Board of Trustees, and may be revoked prior to its exercise by filing with the Secretary of the Trust an instrument revoking this proxy or a duly executed proxy bearing a later date, or by appearing in person and voting at the Special Meeting.
THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S). IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED FOR THE FOREGOING PROPOSAL AND WILL BE VOTED IN THE APPOINTED PROXIES’ DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

FUND NAME — POSITION C
Vote on Proposal
THE BOARD OF TRUSTEES OF THE COVENTRY GROUP RECOMMENDS A VOTE FOR THE PROPOSAL TO:
1.	Approve the Agreement and Plan of Reorganization providing for the transfer of the assets and liabilities of the Diversified Equity Fund to the Income Equity Fund in exchange for shares of the Income Equity Fund and the subsequent liquidation of the Diversified Equity Fund:
☐ For                 ☐ Against                 ☐ Abstain
PLEASE DATE, SIGN AND RETURN THIS CARD USING THE ENCLOSED, POSTAGE-PAID ENVELOPE

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus of The Coventry Group. Your signature(s) on this Proxy should be exactly as your name(s) appear on this Proxy. If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

Signature (Please sign within the box)	Date

Signature (Joint Owners):	Date

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting time. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you wold like to reduce the costs of mailing shareholder communications, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE — 1-800-___-______]
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting time. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it I the postage-paid envelope we have provided or return it to the Diversified Equity Fund, c/o MIS-ADP, 51 Mercedes Way, Edgewood, NY 11717.